SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 6, 2014

INERGETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3338 (Commission File Number)	22-1558317 (IRS Employer Identification No.)

550 Broad Street, Suite 1212, Newark, NJ 07102

(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 604-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02.	Unregistered Sales of Equity Securities.
Item 8.01	Other Events.

31 Group, LLC

On May 21, 2014, Inergetics, Inc. (the “Company”) executed an Exchange Agreement (the “Exchange Agreement”) with 31 Group, LLC (“31 Group”) pursuant to which it exchanged a convertible debenture (the “Debenture”), for convertible secured promissory notes (the “Notes”).

Pursuant to the Exchange Agreement, 31 Group tendered $511,146.18 principal amount of Notes in exchange for a Debenture in the principal amount of $511,146.18, and 31 Group has the right in its sole discretion to purchase up to $5,000,000 principal amount of additional Notes in exchange for Debentures under similar terms and conditions.

Principal and interest (at the rate of 12% per annum) is due and payable under the Debenture on May 20, 2015. At the option of the Company, the principal and accrued interest may be prepaid before the due date at a premium of 140%, subject to 31 Group’s right to convert.

Principal and accrued but unpaid interest is convertible into shares of the Company’s Common Stock at a price (the “Conversion Price”) equal the lesser (i) $0.35 per share, or (ii) 62% of the lowest trading price of the Common Stock as quoted by Bloomberg L.P. for the ten trading days immediately preceding the date of conversion (subject to adjustments as provided in the Debenture). However, in no event shall the Conversion Price be less than $0.031 per share (the “Floor Price”). If at any time while the Debenture remains outstanding, the Volume Waited Average Price (“VWAP”) (as defined in the Debenture) of the Common Stock for any trading day shall be equal to or less than the Floor Price, the Company will be required to pay 31 Group (including hereinafter, any subsequent holder of the Debenture), 140% of the entire outstanding principal amount of the Debenture, plus any accrued but unpaid interest within ten business days. If this payment is not timely made, the Floor Price shall be removed.

The Conversion Price is subject to downward adjustment upon the occurrence of a number of events as set forth in the Debenture, including the sale (or announcement of the sale) of shares of Common Stock or instruments exercisable or convertible into Common Stock other than “Exempt Issuances” (as defined in the Debenture) at an effective price per share that is lower than the then Conversion Price (a “Dilution Event”). Upon the occurrence of a Dilutive Event, the Conversion Price shall be reduced to equal the lowest price per share under the Dilution Event. The Company is subject to liquidated damages (as computed in the Debenture) if shares are not delivered in the manner and timeframe required by the Debenture.

Until such time as no Debentures are outstanding, absent the approval of Debenture holders, the Company is subject to certain negative covenants, including issuing debt senior to the Debenture, repaying debt other than pursuant to its terms or amending its Certificate of Incorporation.

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Upon the occurrence of an “Event of Default” as defined in the Debenture, subject to a 10 day right to cure period, all unpaid principal and accrued interest shall become due and payable and the Company shall pay to 31 Group in full satisfaction of the Debenture an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of the Debenture to the date of payment, (y) Default Interest (as defined in the Debenture) and (z) any liquidated damages (the “Default Sum”). If the Company fails to pay the Default Sum within five business days of written notice that such amount is due and payable, then 31 Group shall have the right at any time, so long as the Company remains in default, to require the Company to immediately issue, in lieu of the Default Sum, the number of shares of Common Stock equal to the Default Sum divided by the Conversion Price then in effect.

The Debenture provides that 31 Group shall not have the right to convert any portion of the Debenture, to the extent that after giving effect to such conversion, it would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. This provision may be waived by 31 Group upon not less than 61 days’ prior notice to the Company.

Pursuant to the Exchange Agreement, the minimum Debenture Conversion Price on future exchanges will be the lesser of $0.031 or 70% of the VWAP. In addition, through August 15, 2014, the Company cannot offer or sell securities other than to 31 Group and, so long as an Debentures are outstanding, 31 Group has a right of first refusal with regard to future financings.

On May 29, 2014 the Company entered into another exchange agreement with 31 Group. The 31 Group tendered $1,003,129.45 principal amount of Notes in exchange for a Debenture in the principal amount of $1,003,129.45. All of the terms are substantially the same as the first Exchange discussed above.

The Exchanges was effected pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, and the issuance of the Debenture and the shares of Common Stock issuable upon conversion of the Debenture is exempt from registration pursuant to Rule 506(b) promulgated under the Securities Act of 1933 and Section 4(2) of such Act.

As a result of the transactions with 31 Group, the conversion rate of the Company’s Series Preferred Stock increased from 250 shares of Common Stock per share of Series G Preferred to 625 shares of Common Stock per share of Series G Preferred, and the conversion price of the Company’s Senior Secured Convertible Debt decreased from $0.20 amount of principal and/or interest convertible per share to $0.08 amount of principal and/or interest convertible per share.

Black Mountain

On May 6, 2014, the Company executed a Purchase Agreement (the “BM Agreement”) with Black Mountain Equities, Inc. (“Black Mountain”) pursuant to which it borrowed $100,000 and issued a Convertible Note in the principal amount of $110,000 (the “BM Note” and, with the BM Agreement, the “BM Documents”) to Black Mountain. The additional $10,000 represents prepaid interest. The transaction was funded on May 12, 2014.

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Pursuant to the BM Documents, the Company received $100,000 for the BM Note and 200,000 shares of the Company’s Common Stock.

Principal is due and payable under the BM Note on December 1, 2014. At the option of the Company, all or a portion of the principal may be prepaid before the due date at a premium of 120% upon the occurrence of a “Major Transaction” (as defined in the BM Note). At the option of Black Mountain (including hereinafter, any subsequent holder of the BM Note), all or a portion of the principal must be prepaid before the due date at a premium of 130% upon the occurrence of an “Events of Default” or a “Major Transaction” (as such terms are defined in the BM Note). In addition, at the option of Black Mountain, all or a portion of the principal must be prepaid before the due date upon the occurrence of a “Triggering Event” (as defined in the BM Note) at a premium equal to the greater of 130% or, in the event at such time Black Mountain is unable to obtain the benefit of its conversion rights under the BM Note and resale of the Common Stock issuable upon conversion, the aggregate principal amount, divided by the then conversion price on (x) the date the prepayment is demanded or (y) the date the prepayment is paid in full, whichever is less, multiplied by the VWAP on (x) the date the prepayment is demanded, and (y) the date the prepayment is paid in full, whichever is greater, plus costs, expenses and liquidated damages due in respect of the BM Note.

At any time at the option of Black Mountain, principal is convertible into shares of the Company’s Common Stock at a price (the “Conversion Price”) equal the lesser of (i) $0.25 or (ii) 75% of the lowest trade of the Company’s Common Stock during the 20 trading day period immediately preceding the date of the notice conversion. However, in no event will the Conversion Price be less than $0.12. The Company is subject to liquidated damages (as computed in the BM Note) if shares are not delivered in the manner and timeframe required by the BM Note.

The BM Note provides that Black Mountain shall not have the right to convert any portion of the Note, to the extent that after giving effect to such conversion, it would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion. This provision may be waived by Black Mountain upon not less than 61 days’ prior notice to the Company.

The above securities were issued pursuant to the exemption from registration provided by Rule 506(b) promulgated under the Securities Act of 1933 and Section 4(2) of such Act.

The foregoing descriptions of the Exchange Agreement, Debenture, BM Agreement and BM Note are qualified in their entirety by reference to the full text of these documents, copies of which are attached hereto as Exhibits and incorporated herein in their entirety by reference.

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Item 9.01	Financial Statements and Exhibits

d)	Exhibits

Exhibit No.	Exhibit Description

4.1	May 21, 2014Debenture issued to 31 Group, LLC.
4.2	May 6, 2014 Convertible Note issued to Black Mountain
10.1	May 21, 2014 Exchange Agreement with 31 Group, LLC
10.2	May 6, 2014 Purchase Agreement with Black Mountain.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2014

INERGETICS, INC.

By:	/s/ Michael C. James
Michael C. James
Chief Executive Officer and
Chief Financial Officer

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